Exhibit 99.1

Quanome Technologies, Inc. Launches New Corporate Identity and Expands Strategic Focus Across the Quantum Technology Landscape

Common Stock Begins Trading on the Nasdaq Capital Market Under “QNME”

ITASCA, Ill., Aug. 05, 2026 (GLOBE NEWSWIRE) -- Quanome Technologies, Inc. (formerly Lakeside Holding Limited) (Nasdaq: QNME, “Quanome” or the “Company”) today announced that its common stock began trading on the Nasdaq Capital Market under its new corporate name and updated ticker symbol, “QNME.”

The name Quanome reflects the Company’s vision for the emerging quantum era and its strategic focus on building technologies, applications, and partnerships at the intersection of quantum computing, artificial intelligence, advanced simulation and intelligent systems.

Quanome believes quantum technology represents more than a new generation of computing power. It introduces new ways to understand matter, model complex systems and address scientific and industrial challenges that remain beyond the practical limits of conventional technologies.

By combining quantum technologies with artificial intelligence and advanced computational methods, Quanome intends to pursue opportunities across industries where progress depends on understanding complex molecular, physical, mathematical or digital systems.

“Quantum technology is not simply about performing existing calculations faster,” commented Mr. Yang Li, Chief Executive Officer of Quanome ”it has the potential to help solve problems that conventional computing cannot address effectively – this includes discovering new medicines, designing advanced materials to improve energy systems, securing digital infrastructure and optimizing complex industries. Quanome is now focused on identifying technologies, partnerships and business opportunities that grow our participation in emerging quantum-related fields.”

Quanome is working to develop a broad portfolio of quantum-enabled technologies, software applications, analytical systems and collaborative industry initiatives. Initial areas of interest include quantum and AI-enabled decision systems, molecular and materials simulation as well as pharmaceutical and healthcare applications.

“Our vision is to grow the capabilities, partnerships and technology platforms that transform quantum possibilities into real-world discoveries, applications and tangible economic value,” continued Li. “Quanome aims to participate across the quantum technology landscape, connecting scientific advancement with practical industry needs”

Longer-term, the Company sees strong potential in energy systems, industrial engineering, financial systems, cybersecurity and other fields in which traditional computational approaches face significant limitations.

Post-quantum cybersecurity is just one of the areas the Company intends to evaluate. The National Institute of Standards and Technology (“NIST”) finalized its first post-quantum cryptography standards in August 2024 and encourages organizations to transition toward quantum-resistant encryption methods. Quanome believes this transition creates future opportunities for technology development, partnerships and related services.

Lakeside Holdings’ transition to Quanome marks the beginning of a broader strategic transformation that brings together technology, scientific expertise, industry collaboration, software capabilities and advanced decision-making frameworks that support productivity and sustainable economic impact.

Ends.

Media / Investor Contact:

Media / Investor Relations
Lauren Callie
investor@quanometech.com

Editors Notes:

About Quanome Technologies, Inc.

Quanome Technologies, Inc. (Nasdaq: QNME), formerly Lakeside Holding Limited, is a U.S.-based company, headquartered in Itasca, Illinois. Quanome forges partnerships and capabilities at the intersection of quantum technologies, artificial intelligence, advanced simulation, and intelligent systems. The Company sees long-term economic potential in energy systems, industrial engineering, financial systems, cybersecurity and other sectors where traditional computational approaches face significant limitations. Company’s vision is to translate emerging quantum science into real-world applications across healthcare, pharmaceutical discovery, advanced materials, energy, cybersecurity, financial systems, industrial technologies, and other fields shaped by complex computational challenges.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include, without limitation, statements regarding the Company’s strategic transformation, development plans, technology initiatives, intended areas of focus, potential industry applications, future partnerships, software and platform development, the anticipated development and adoption of quantum technologies and post-quantum cryptography, and the Company’s strategy, objectives, opportunities, and future operations.

These statements are based on the Company’s current expectations and are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results to differ materially, including the Company’s ability to develop and commercialize new technologies, establish strategic and commercial relationships, recruit and retain qualified personnel, obtain additional capital, respond to technological and competitive developments, and regain and maintain compliance with Nasdaq continued listing requirements.

Additional risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K.

Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement except as required by applicable law.